UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28 2014

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Extension

On March 26, 2014, Stevia First Corp. (the “Company”) amended the expiration date of the Series C Warrants issued to certain investors on June 28, 2013 (the “Warrant Extension”), from March 28, 2014, to September 30, 2014, to be effective on March 28, 2014. The Company sent a letter to the holders of the Series C Warrants disclosing the Warrant Extension on March 27, 2014 (the “Warrant Extension Letter”).

As of March 28, 2013, there were outstanding Series C Warrants to purchase an aggregate of 3,676,472 shares of the Company’s common stock, representing approximately 5.5% of the currently issued and outstanding 66,932,523 shares of the Company’s common stock. If the holders of all such outstanding Series C Warrants exercise their warrants pursuant to the Warrant Extension, then the Company would receive gross proceeds of approximately $1,544,118. The Company expects that it would use any such proceeds for research and development related to stevia production and for working capital and general corporate purposes, including general development efforts.

The foregoing is only a brief description of the Warrant Extension Letter, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Warrant Extension Letter taken together with the Series C Warrant. The form of the Series C Warrant is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 4, 2013 and the Warrant Extension Letter is filed as Exhibit 4.1 to this Current Report on Form 8-K, and each is incorporated herein by reference.

Stock Release Agreement

On April 2, 2014, the Company entered into a stock release agreement (the “Stock Release Agreement”) with 14 of its common stockholders (collectively, the “Holders”), including the Company’s Chairman, Dr. Avtar Dhillon, and the Company’s Chief Executive Officer, Robert Brooke, that collectively hold of record 31,500,000 shares of the Company’s common stock. The Stock Release Agreement imposes restrictions on sales and other transfers of the shares of the Company’s common stock held of record by the Holders as of April 2, 2014, such that the Holders may not sell or otherwise transfer more than 1/36th of such shares during each monthly period commencing on April 2, 2014 and continuing for the 36 months thereafter. The transfer restrictions set forth in the Stock Release Agreement would not affect and would be in addition to any other applicable resale restrictions and disclosure requirements imposed by applicable securities laws.

The foregoing is only a brief description of the Stock Release Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Stock Release Agreement. The form of the Stock Release Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained under the heading “Warrant Extension” in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Letter to Series C Warrant holders dated March 27, 2014.
10.1	Form of Stock Release Agreement dated April 2, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the Company’s planned use of any proceeds it may receive from the exercise of Series C Warrants as a result of the Warrant Extension and the research activities and potential commercialization of any of its product candidates currently under development. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, the Company’s receipt of any proceeds from the exercise of Series C Warrants as a result of the Warrant Extension, the Company’s use of any such proceeds it may receive, the Company’s research and development activities relating to its product candidates, the Company’s ability to obtain required regulatory approvals to commercialize any of its product candidates, competitive factors in the Company’s industry and market and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions and projections, which could prove to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2013 contains additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, and you should carefully consider the risks and uncertainties described in that Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: April 3, 2014	By:	/s/ Robert Brooke
Name: Robert Brooke Title: Chief Executive Officer